Agreement no.: GEE24-024 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. Amendment No.2 to the [***] Spare Parts Supply Temporary Agreement This Amendment No.2 to [***] Spare Parts Supply Temporary Agreement (the "Second Amendment ") is signed by the following parties: （1） Lynk & Co Automobile Sales Co., Ltd., Reg. No. 91330201MA284H3EX4, a limited liability company incorporated under the laws of the People’s Republic of China (“Lynk & Co” or the “Supplier”), And, （2） Polestar Performance AB, a limited liability company incorporated in Sweden under company registration number 556653-3096 (“Polestar” or the “Buyer”), The Supplier and the Buyer are each hereinafter referred to as a "Party" and collectively as the "Parties". Whereas： The Parties have entered the [***] Spare Parts Supply Temporary Agreement effective from December 14th, 2023, for the supply of [***] Spare Parts by Lynk & Co (“[***] Temporary Agreement”) to the Designated Buyer (as defined in [***] Temporary Agreement) Under [***] Temporary Agreement, the Parties expressed the intention to sign the definitive agreement for the supply of [***] Spare Parts [***]. The Parties have agreed that while pursuing the negotiation of said definitive agreement, they need to maintain a contractual framework for the supply of [***] Spare Parts in the meantime. Under this consideration, the Parties have agreed to prolong [***] Temporary Agreement until, and no later than, [***], by way of the Amendment No.1 to the [***] Spare Parts Supply Temporary Agreement (the “First Amendment”). The Parties now wish to further extend the [***] Temporary Agreement by way of this Second Amendment. Agreement no.: GEE24-024 This Second Amendment is assorted with a three-party commitment letter between Lynk & Co, Polestar and the Designated Buyer, which while [***] Temporary Agreement in prolongated, will be accordingly prolongated. The Parties consequently agree as follows: 1. Amendment Section 7.2 of the [***] Temporary Agreement shall be deleted in its entirety and be replaced by the following section: “7.2 [***]. 2. Miscellaneous This Second Amendment shall become effective from April 30, 2024, upon formal signature of this Second Amendment by the legal representatives or authorized representatives of both Parties. Notwithstanding the foregoing, this Agreement shall not take effect until the Commitment Letter prolongated accordingly (as defined below) is entered into by Volvo, Polestar and Lynk & Co. The [***] Temporary Agreement as amended by the First Amendment and this Second Amendment cover the period until the Parties sign a definitive agreement [***]. This Second Amendment shall constitute an integral part of the [***] Temporary Agreement. Except as expressly amended in this Amendment, the other provisions of [***] Temporary Agreement shall remain unaffected and in full force. The Parties may execute this Second Amendment in three (3) counterparts which taken together will constitute one instrument. Lynk & Co Automobile Sales Co., Ltd. By: /s/ HaiJun Shen By: Printed Name: HaiJun Shen Printed Name: Title: Vice President Title: Date : May 7, 2024 Date : Agreement no.: GEE24-024 Polestar Performance AB By: /s/ Jonas Engström By: /s/ Anna Rudensjö Printed Name: Jonas Engström Printed Name: Anna Rudensjö Title: Head of Operations Title: General Counsel Date : May 7, 2024 Date : May 7, 2024